中國銀行(香港)
BANK OF CHINA (HONG KONG)

Ref: L/CCA/351/19/100136-00/F/8815616

Date : **19 December 2019**

GRAND CENTURY HOLDING COMPANY LIMITED (the "Borrower")

Important Notice:	This Facility Letter sets out the terms and conditions upon which the bank would provide banking facilities to you. You are advised to read and understand the terms and conditions before accepting this Facility Letter.

Dear Sirs,

Re: Small Business Loan

Further to our recent discussions, the Bank is pleased to grant the following general banking facility(ies) (the "**Facility(ies)**") to the Borrower subject to the Bank's General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended from time to time, the "**General Terms**") and the terms and conditions stated below. Words and expressions defined in the General Terms shall have the same meanings when used in this Facility Letter. Any appendix hereto forms an integral part of this Facility Letter.

1.1 Non-Revolving Facility(ies)	**Amount**	**Interest Rate / Terms and Conditions**
Term Loan	**Up to HKD2,000,000.00**	**Please refer to Appendix II.**

1.2 Commitment:

Notwithstanding any provisions of this Facility Letter, the General Terms (if applicable) or any other documents between the Borrower and the Bank to the contrary, the Bank may at any time without prior notice modify, cancel or suspend the Facility/Facilities at its sole discretion including, without limitation, canceling any unutilized facilities, and declaring any outstanding amount to be immediately due and payable.

2. Conditions Precedent / Collateral Security(ies)

The Facility(ies) shall not be made available for drawdown or utilization by the Borrower until the Bank has confirmed receipt of all the following condition precedent documents in form and substance satisfactory to the Bank:-

- A duly signed copy of this Facility Letter indicating the Borrower's and the security providers' acceptance of the Facility(ies) on the terms and conditions set out in this Facility Letter;
- Direct Debit Authorization duly executed by the relevant account holder(s);
- Continuing personal guarantee(s) executed/to be executed by the following guarantor(s) in the Bank's favour to cover general banking facilities from time to time and at any time granted or to be granted by the Bank to the Borrower to such extent as the Bank may from time to time deem fit, provided that the total liability of each guarantor under the guarantee shall not be less than the guaranteed amount stated below, together with interest and any other money set out in the guarantee:-

Name of the Guarantor	Guaranteed Amount
HUANG WEISI	**HKD2,000,000.00**

- Copy, certified by a director, of each of the following documents of your company:
  - Certificate of Incorporation.
  - Memorandum and Articles of Association or other constitutional documents (if any).

中國銀行（香港）有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心17樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
17/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/351/19/100136-00/F/8815616

  - List of directors with their specimen signatures.
  - Current Business Registration Certificate (if any).

- If any of the Borrower / the guarantor(s) / security provider(s) is a limited company, the relevant shareholder and board resolution and certified copies of the constitutional documents of that company;

- Such other documents as the Bank may request including those as may be required to evidence any and all licences, authorizations, consents or approvals necessary for the performance by the Borrower or the security provider(s) of their respective obligations under this Facility Letter and the security documents.

3. Other Conditions:

- The Borrower agrees and undertakes to the Bank that the proceeds of Term Loan Facility(ies) shall not be used for purchasing any property(ies).

4. Fees

- Handling Charge : **HKD17,000.00 flat** payable upon acceptance of this Facility Letter.

All fees and charges shall not be refundable under any circumstances.

Currently, the Borrower represents that (i) the Borrower is not (or is not in any way related to) any of the directors, employees, controllers or minority shareholder controllers of Bank of China (Hong Kong) Limited ("BOCHK") or their relatives or BOCHK within the meaning of Rule 85 of Banking (Exposure Limits) Rules (Cap 155S of the Laws of Hong Kong); (ii) the Borrower is not (or is not in any way related to) (a) the senior management and key staff of BOCHK or their relatives, (b) subsidiaries, affiliates and other entities over which BOCHK is able to exert control or (c) the controllers, minority shareholder controllers, directors, senior management and key staff of the subsidiaries, affiliates and other entities mentioned in (b) above or their relatives within the meaning of Hong Kong Monetary Authority Supervisory Policy CR-G-9 and (iii) the Borrower is not a connected party to BOCHK and/or Bank of China Limited under the applicable rules of the Shanghai Stock Exchange, China Banking Regulatory Commission, Hong Kong Exchanges & Clearing Limited. If the Facility(ies) is/are guaranteed/secured or to be guaranteed/secured by any guarantee or security from any third party, the Borrower also represents that none of such third parties is so related or be such a party as mentioned above. The Borrower undertakes that if the Borrower or any such third party becomes so related or be such a party as mentioned above, the Borrower will promptly notify the Bank in writing.

You acknowledge the contents of the Sharing of Credit Data - Customer Consent Form in Appendix I hereto and expressly agree and consent to the terms set out therein.

Please be informed that in connection with your application for the Facilities referred to in this Facility Letter, the Bank have considered a credit report on each individual Guarantor and/or where applicable, sole proprietor and/or each partner and/or each individual Mortgagor (collectively, the "Individual Obligors") provided by TransUnion Limited in approving your application. Should any of the Individual Obligors wish to access or correct the credit report, please contact TransUnion Limited (at Room 1006, The Gateway, Tower 6, 9 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong; Tel: (852) 2577 1816).

Please signify your receipt of the General Terms and your understanding and acceptance of this offer by signing and returning to the Bank the duplicate copy of this Facility Letter on or before **11 March 2020**, failing which this offer shall lapse unless otherwise agreed by the Bank.

中國銀行（香港）有限公司
放款處
香港西九龍海輝道 11 號
奧海城中銀中心 17 樓
網址 : www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
17/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/351/19/100136-00/F/8815616

Should you have any queries, please contact our Mr. NG HON KEUNG at 23993066 / 91818066 at any time. We are here to serve you better.

Yours faithfully,
For and on behalf of
Bank of China (Hong Kong) Limited

Authorized Signature(s)

Encl.
- General Terms and Conditions for General Banking Facilities and Loan Facility(ies) 201804
- Written Resolutions of the Sole Director
- Deed of Guarantee and its Pre-advice
- Form of Drawdown Notice
- Direct Debit Authorization
- Data Policy Notice 201901

中國銀行（香港）有限公司
放款處
香港西九龍海輝道 11 號
奧海城中銀中心 17 樓
網址 : www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
17/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/351/19/100136-00/F/8815616

Appendix I

To: **Bank of China (Hong Kong) Limited (the "Lender")**

Date: **19 December 2019**

Sharing of Credit Data - Customer Consent Form

Customer's Acknowledgement and Consent

(1) I/We hereby acknowledge and agree that, subject to paragraph (2), any information with respect to me/us which is provided by me/us at the Lender's request or collected in the course of dealings between me/us and the Lender may be disclosed to, or used and retained by any credit reference agency or similar service provider for the purpose of verifying such information or enabling them to provide such information to other institutions :

(a) in order that they may carry out credit and other status checks in respect of me/us in my/our capacity as applicant for, or guarantor of, credit facilities; and

(b) for the purposes of reasonable monitoring of any indebtedness while there is a current default by me/us as borrower or guarantor.

(2) I/We may by giving the Lender at least 90 days' notice in writing (which will take effect from the date of receipt by the Lender) revoke the consent contained in paragraph (1).

(3) If I/we give notice to revoke the consent given pursuant to paragraph (1) in accordance with paragraph (2):

(a) subject to paragraphs (3)(f) and (g) below, the Lender may continue to disclose information pursuant to paragraph (1) until the notice of revocation given pursuant to paragraph (2) expires;

(b) the Lender may notify all persons to whom the Lender is permitted to disclose information pursuant to paragraph (1) of the fact that a notice of revocation has been given pursuant to paragraph (2);

(c) the Lender may regard the notice of revocation served on the Lender as also applying to the consent I/we have previously given in respect of all other credit facilities granted to me/us;

(d) the Lender may terminate any facilities extended to me/us with effect from the date to be advised by the Lender;

(e) the credit reference agency or similar service provider may continue to retain information provided to it by the Lender in its internal archive for its internal use but not for provision of such information to other institutions when they seek credit reports;

(f) the Lender may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade to the credit reference agency or similar service provider notwithstanding revocation of the consent referred to in paragraph (2) above; and

中國銀行（香港）有限公司
放款處
香港西九龍海輝道11號
奧海城中銀中心17樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
17/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/351/19/100136-00/F/8815616

(g) the credit reference agency or similar service provider may continue to provide information relating to hire purchase and leasing transactions and loans to wholesalers and retailers to finance the acquisition of stock in trade and information which is a matter of public record notwithstanding the revocation of the consent referred to in paragraph (2) above.

(4) Subject to paragraphs (2) and (3), this consent shall remain in effect :

(a) as long as I/we maintain an account relationship with the Lender and for a period of five years thereafter; or

(b) if later, for the period of five years after the date of settlement following a payment default of more than sixty days.

(5) This Form supersedes any previous Customer Consent Form previously signed by me/us. The acknowledgement and agreement contained in this Form are in addition to and do not affect any agreement or consent contained in the Lender's account documentation and/or standard terms and conditions.

中國銀行（香港）有限公司
放款處
香港西九龍海輝道 11 號
奧海城中銀中心 17 樓
網址：www.bochk.com

Bank of China (Hong Kong) Limited
Loans Division
17/F., Bank of China Centre, Olympian City,
11 Hoi Fai Road, West Kowloon, Hong Kong.
Website : www.bochk.com

Ref: L/CCA/351/19/100136-00/F/8815616

Appendix II

Facility	Term Loan Facility
Loan Purpose	To finance the working capital of the Borrower
Interest Rate	Interest shall be charged at **0.5%** per month flat, provided that the Bank may at any time vary the basis of calculation of the interest rate upon 30 days prior notice to the Borrower.
Availability Period	Subject to and upon the terms and conditions in this Facility Letter (including without limitation the satisfaction of the conditions precedent set out in Clause 2), the Facility shall be made available to the Borrower for drawdown from the date this Facility Letter having been duly countersigned by the Borrower up to and including **11 March 2020** or such later date as the Bank may agree.
Drawdown	Subject to the due fulfillment and observance of all conditions precedent contained in Clause 2 and other procedures from time to time required by the Bank, the Borrower may on any Business Day during the Availability Period make a drawing under the Facility by giving the Bank at least Three Business Days' written drawdown notice ("Drawdown Notice") prior to the relevant drawdown date, such Drawdown Notice should be duly signed by the authorized signatories of the Borrower. The Borrower is required to furnish the Bank with the usage evidence(s) in form and substance satisfactory to the Bank within four months after the availability of the Term Loan Facility.
Final Maturity Date	**Three years** from the date of drawdown.
Repayment	The Facility together with interest thereon shall be repaid by **thirty six (36)** equal **monthly** instalments of **HKD65,555.56** each. The first instalment shall be due and payable one calendar month from the drawdown date, and thereafter on the same day of each succeeding month (each a "Repayment Date") until the principal and interest is paid in full.
Prepayment	(a) The Borrower may prepay all of the Facility on any Repayment Date provided that at least 30 days' prior written notice shall have been given to the Bank. (b) Partial prepayment is not allowed. (c) Such prepayments of principal shall include all interest accrued thereon and shall not be reborrowed. (d) If total prepayment is made, **a charge of 3% of the original loan amount or HKD50,000.00,** whichever is higher will be payable by the Borrower on the date of prepayment. (e) If prepayment is made without the Borrower having given at least 1 month's prior written notice to the Bank, a prepayment fee of 1 month's interest calculated at the then prevailing interest rate of the Facility on the amount prepaid will be charged on the date of prepayment.

Ref: L/CCA/351/19/100136-00/F/8815616

Default Interest	(a) Any payment/repayment required to be made hereunder which is not made when due shall bear default interest, payable in the currency of such payment. Such default interest shall be charged on the overdue amount at the rate certified by the Bank as being **2% per month flat** or the Bank's cost of funds (in each case as determined by the Bank), whichever is higher, subject to fluctuation, provided that the Bank may at any time vary the basis of calculation of the interest rate upon 30 days prior notice to the Borrower. (b) Default interest shall accrue and be calculated from the date when the relevant payment was due to the date of its final payment in full, on a day to day basis.

Ref: L/CCA/351/19/100136-00/F/8815616

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we agree to accept the Facility(ies) and to be bound by all the above terms and conditions.

For and on behalf of **GRAND CENTURY HOLDING COMPANY LIMITED**

Authorized Signatory(ies)
Date :

After due and careful consideration of the contents of this Facility Letter and the General Terms (as defined above), I/we consent to all the above terms and conditions, and where this Facility Letter in any way whatsoever varies, amends and/or supplements the facility letter(s) previously issued by you to the Borrower, I/we confirm that the guarantee and/or security document executed by me/us is not discharged, prejudiced or affected in any way whatsoever notwithstanding such variations, amendments and/or supplements, and I/we acknowledge that I/we fully understand, confirm and agree to be bound by all the above terms and conditions, and to continue to be liable for all debts and liabilities of the Borrower upon the terms and conditions of the guarantee and/or security document executed or to be executed by me/us.

Name : **HUANG WEISI**
Date :

Witness:

Name :